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Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 30, 1999, except for Note 8, as to which the date is October 18, 1999 in the Registration Statement (Form N-2) and related Prospectus of UTEK Corporation for the registration of 1,000,000 shares of its common stock.



                                            /s/ Ernst & Young LLP


Tampa, Florida
December 22, 1999